UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2008

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 116th Ave SE, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01.	Other Events.

On October 31, 2008, Captaris, Inc. (“Captaris”) issued a joint press release with Open Text Corporation announcing the completion of the merger of Captaris with a wholly-owned subsidiary of Open Text, Inc. The merger was approved by the shareholders of Captaris at a special meeting held earlier today. As a result of the merger, Captaris became a privately-held company, wholly-owned by Open Text and its subsidiaries. Shares of Captaris’s common stock, which prior to the merger traded on the Nasdaq Global Market, are in the process of being delisted from trading. The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CAPTARIS, INC.

By:	/s/ PETER PAPANO
	Name:	Peter Papano
	Title:	Chief Financial Officer

Dated: October 31, 2008